Exhibit 99.1
AMKOR AMENDS CONSENT SOLICITATION
CHANDLER, Ariz., September 28, 2006 — Amkor Technology, Inc. (NASDAQ: AMKR) previously announced that it is soliciting consents from the holders of its following series of notes: (i) $400.0 million aggregate outstanding principal amount of 9.25% Senior Notes due 2016 (CUSIP No. 031652AW0); (ii) $250.0 million aggregate outstanding principal amount of 7 1/8% Senior Notes due 2011 (CUSIP No. 031652AT7); (iii) $425.0 million aggregate outstanding principal amount of 7.75% Senior Notes due 2013 (CUSIP No. 031652AQ3); (iv) approximately $88.2 million aggregate outstanding principal amount of 9.25% Senior Notes due 2008 (CUSIP No. 031652AM2); (v) approximately $21.9 million aggregate outstanding principal amount of 10.5% Senior Subordinated Notes due 2009 (CUSIP No. 031652AE0); (vi) approximately $142.4 million aggregate outstanding principal amount of 5.0% Convertible Subordinated Notes due 2007 (CUSIP No. 031652AH3); and (vii) $190.0 million aggregate outstanding principal amount of 2.50% Convertible Senior Subordinated Notes due 2011 (CUSIP No. 031652AX8). Amkor is seeking consents for a waiver of certain defaults and events of default that may have occurred or may occur under each series of notes from the failure of Amkor to file with the Securities and Exchange Commission (the “SEC”) its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and other notices or reports (collectively, the “SEC Reports”), and the consequences thereof, and the waiver of the application of certain provisions of the indentures governing each series of notes.
Amkor announced today that it is amending the terms of the consent solicitation, including to extend the expiration date for the consent solicitation for each series of notes and increase the “Additional Consent Fee” referred to below. The consent solicitation for each series of notes will now expire at 5:00 p.m., New York City time, on October 3, 2006, unless extended or earlier terminated for a particular series of notes. Holders may deliver their consents to the Tabulation Agent at any time before the expiration date.
For each particular series of notes (whether or not Amkor has filed the SEC Reports required to be filed by Amkor with the SEC on or prior to the effective date for a particular series of notes), if consents from holders of a majority in aggregate principal amount of notes of that particular series (the “Requisite Consents”) are received prior to the expiration date of the consent solicitation for that particular series of notes and are not revoked prior to the effective date of the proposed waivers for that particular series of notes, and the proposed waivers become effective for that particular series of notes, each consenting holder for such series of notes will receive an initial consent fee in cash equal to that consenting holder’s pro rata share of the dollar amount set forth in the table below under the caption “Initial Consent Fee” opposite the title of that particular series of notes. If the proposed waivers have become effective for a particular series of notes and, in addition, Amkor has not filed the SEC Reports required to be filed by Amkor with the SEC on or prior to such effective date and the proposed waivers for each other series of notes have become effective, each consenting holder for that particular series of notes will receive an additional consent fee in cash equal to that consenting holder’s pro rata share of the dollar amount set forth in the table below under the caption “Additional Consent Fee” opposite the title of that particular series of notes. In addition, if Amkor has not filed the SEC Reports required to be filed by Amkor with the SEC on or prior to December 31, 2006 (March 1, 2007 in the case of the waiver of any NASDAQ delisting consequences), it may elect to extend the waiver expiration date to March 31, 2007 (May 30,

2007 in the case of the waiver of any NASDAQ delisting consequences) and pay each consenting holder an additional consent fee in cash equal to that consenting holder’s pro rata share of the dollar amount set forth in the table below under the caption “Extension Consent Fee” opposite the title of that particular series of notes.

	Principal Amount	Initial	Additional	Extension
Title of Securities	Outstanding	Consent Fee	Consent Fee	Consent Fee
9.25% Senior Notes due 2016	$400,000,000	$400,000	$3,600,000	$1,000,000
7 1/8% Senior Notes due 2011	250,000,000	250,000	2,250,000	625,000
7.75% Senior Notes due 2013	425,000,000	425,000	3,825,000	1,062,500
9.25% Senior Notes due 2008	88,206,000	88,206	352,824	220,515
10.5% Senior Subordinated Notes due 2009	21,882,000	21,882	87,528	54,705
5% Convertible Subordinated Notes due 2007	142,422,000	142,422	569,688	356,055
2.50% Convertible Subordinated Notes due 2011	190,000,000	190,000	1,710,000	475,000
The record date for determining the holders who are entitled to consent is August 15, 2006. The proposed waivers for a particular series of notes shall become effective for a particular series of notes upon receipt by the applicable trustee of an officers’ certificate from Amkor that the Requisite Consents have been received (and not revoked) and have been accepted for payment by Amkor.
Holders of each series of notes are referred to the Company’s Consent Solicitation Statement dated September 14, 2006 and Supplement to Consent Solicitation Statement dated September 28, 2006 and the related Letter of Consent for that particular series of notes, which are being mailed to each holder, for the detailed terms and conditions of the consent solicitation.
The Company has retained Global Bondholder Services Corporation to serve as its Information Agent and Tabulation Agent for the consent solicitation. Requests for documents should be directed to Global Bondholder Services at (866) 470-3800 or (212) 430-3774. The Company has also retained Jefferies & Company, Inc. to serve as Solicitation Agent for the consent solicitation. Questions concerning the terms of the consent solicitation should be directed to Jefferies & Company, Inc. at (888) 272-1901 (U.S. Toll-Free) or (917) 421-1901.
This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell, or a solicitation of consents with respect to any securities. The solicitations are being made solely pursuant to Amkor’s Consent Solicitation Statements dated September 14, 2006 and Supplements to Consent Solicitation Statements dated September 28, 2006 and the related Letters of Consent.
About Amkor
Amkor is a leading provider of advanced semiconductor assembly and test services. The company offers semiconductor companies and electronics OEMs a complete set of microelectronic design and manufacturing services. More information on Amkor is available from the company’s SEC filings and on Amkor’s web site: www.amkor.com.
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Forward-Looking Statement Disclaimer
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially include: the results and findings of the review being conducted by the Special Committee; the impact, if any, of such results or findings on the financial statements of the Company; restatement of the Company’s financial statements; the amount or materiality of any additional compensation expense; the Company’s ability to file required reports with the SEC on a timely basis; the Company’s ability to meet the requirements of the Nasdaq Stock Market for continued listing of the Company’s shares; the expenses related to the Special Committee’s review and restatement of the Company’s financial statements; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s historical stock option practices. Therefore, any forward-looking statements in this press release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.
Contact:
Amkor Technology, Inc.
Jeffrey Luth
VP Corporate Communications
480-821-5000, ext. 5130
jluth@amkor.com